UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012

__________________________________

Morgan’s Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-08395	34-0562210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH	44128
(Address of Principal Executive Offices)	(Zip Code)

(216) 359-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on June 22, 2012 (the “Annual Meeting”). The following matters were voted on by the Company’s shareholders at the Annual Meeting:

1.           Proposal One – Director Election.  The following persons were elected as directors, each for a one year term, by the following vote:

Director	For	Withheld	Broker Non-votes
Marilyn A. Eisele	1,412,100	218,118	1,255,118
Kenneth L. Hignett	1,624,486	5,732	1,255,118
Steven S. Kaufman	1,412,307	217,911	1,255,118
Bernard Lerner	1,412,257	217,961	1,255,118
James J. Liguori	1,624,203	6,015	1,255,118
James C. Pappas	1,624,237	5,981	1,255,118
Leonard R. Stein-Sapir	1,624,386	5,832	1,255,118

2.           Proposal Two – The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended March 3, 2013 was approved by the following votes:

For	2,186,501 votes
Against	18,900 votes
Abstain	305 votes
Broker Non-votes	698,926 votes

          Proposal Three – To approve the Amendment of the Amended and Restated Articles of Incorporation was defeating by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 1,956,663 shares):

For	1,417,437 votes
Against	220,613 votes
Abstain	168 votes
Broker Non-votes	1,241,906 votes

4.           Proposal Four – To approve the Amendment of the Amended and Restated Code of Regulations was defeating by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 1,956,663 shares) :

For	1,418,789 votes
Against	219,313 votes
Abstain	116 votes
Broker Non-votes	1,255,118 votes

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2012	MORGAN’S FOODS, INC.

	By:	/s/ KENNETH L. HIGNETT
	Name:	Kenneth L. Hignett
	Title:	Senior Vice President, Chief Financial Officer and Secretary